UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2017

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO		63121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On October 26, 2017 (the “Closing Date”), Express Scripts Holding Company (the “Company”) entered into an Amendment and Restatement Agreement with Express Scripts, Inc., Medco Health Solutions, Inc., the lenders party thereto, Citibank, N.A., as administrative agent, and Credit Suisse AG, Cayman Islands Branch, as administrative agent under the Company’s existing credit agreement, which amended and restated the Company’s existing credit agreement (as amended and restated, the “Credit Agreement”). The Credit Agreement provides for a five-year revolving loan facility (the “Revolving Facility”) in an aggregate principal amount of $3.5 billion and continues an existing five-year term loan (the “Term Loan”) in an outstanding aggregate principal amount of $2.625 billion.

The Term Loan is available for the Company’s working capital needs and for general corporate purposes. The Revolving Facility was available on the Closing Date to repay certain existing indebtedness and to pay related fees and expenses and will be available on and after the Closing Date for the Company’s working capital needs and for general corporate purposes.

The Term Loan will mature on April 28, 2020 and the Revolving Facility will mature on October 26, 2022. The Term Loan amortizes in equal quarterly installments in an annual amount of 10% of the original principal amount through June 30, 2018, 15% through June 30, 2019 and 65% through March 31, 2020, with the balance payable at maturity.

The obligations under the Credit Agreement are unsecured and are guaranteed by Express Scripts, Inc. and Medco Health Solutions, Inc., each a subsidiary of the Company (collectively, the “Guarantors”). In connection with the entry into the Credit Agreement, all subsidiaries of the Company that guaranteed the Company’s obligations under its existing credit agreement (other than the Guarantors) were released from all of their obligations under the existing credit agreement and their respective guarantees.

Borrowings under the Credit Agreement will bear interest, at the Company’s option, at a rate equal to either an adjusted base rate or LIBOR, in each case plus an applicable margin (which changes depending on the Company’s consolidated leverage ratio for the Term Loan and the Company’s consolidated leverage ratio and credit ratings for the Revolving Facility). The applicable margin for the Term Loan ranges from 0.0% to 0.50% for adjusted base rate loans and 1.0% to 1.5% for LIBOR loans. The applicable margin for the Revolving Facility ranges from 0.0% to 0.3% for adjusted base rate loans and 0.805% to 1.3% for LIBOR loans. Under the Credit Agreement, the Company is required to pay commitment fees on the Revolving Facility. The commitment fees range from 0.070% to 0.200%, which change depending on the Company’s consolidated leverage ratio and credit ratings.

The Credit Agreement contains customary events of default and covenants, including, among other things and subject to certain exceptions, covenants that restrict the ability of the Company and/or certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets and engage in mergers or consolidations, and a maximum consolidated leverage ratio. If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

Some of the lenders under the Credit Agreement and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking and letters of credit, for which the lenders and/or affiliates may receive customary fees and, in some cases, reimbursement for certain out-of-pocket expenses.

A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the Credit Agreement above is qualified in its entirety by reference to the full text of the Credit Agreement.

Commercial Paper Program

On October 27, 2017, the Company established a commercial paper program (the “Program”) pursuant to which the Company may issue short-term, unsecured commercial paper notes (the “Notes”) under the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $3.5 billion. The Notes will have maturities of up to 397 days from the date of issue. The Notes will be unconditionally guaranteed by the Guarantors (the “Guaranty”). The Notes will rank at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness. The net proceeds of the issuances of the Notes are expected to be used for general corporate purposes. The Company plans to use the Revolving Credit Facility as a liquidity backstop for its borrowings under the Program. No Notes are currently outstanding under the Program.

One or more commercial paper dealers will each act as a dealer under the Program (each, a “Dealer” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement entered into between the Company and each Dealer (each, a “Dealer Agreement” and collectively, the “Dealer Agreements”). The Company may engage additional commercial paper dealers to act as dealers under the Program. A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.

The Dealer Agreements provide the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of the Notes. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. A copy of the form of Dealer Agreement used in the Program is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the Program above is qualified in its entirety by reference to the terms of the Program as set forth in each Dealer Agreement.

From time to time, the Dealers and certain of their respective affiliates have provided, and may in the future provide, a variety of financial services, including investment banking, underwriting, commercial banking and letters of credit to the Company, for which the lenders and/or affiliates may receive customary fees and, in some cases, reimbursement for certain out-of-pocket expense.

Neither the Notes nor the Guaranty have been or will be registered under the Securities Act or any state securities laws, and neither the Notes nor the Guaranty may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Material Modification to Rights of Security Holders.

In connection with entering into the Credit Agreement, on October 26, 2017 the Company sent notice to (i) the trustee under the indenture, dated November 21, 2011, among the Company, as issuer, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, as supplemented through the date hereof (the “Company Indenture”); (ii) the trustee under the indenture, dated as of June 9, 2009, among Express Scripts, Inc., as issuer, the guarantors party thereto, and MUFG Union Bank, N.A., as trustee, as supplemented through the date hereof (the “ESI Indenture”); and (iii) the trustee under the indenture, dated as of March 18, 2008, among Medco Health Solutions, Inc., as issuer, the guarantors party thereto and U.S. Bank Trust National Association, as trustee, as supplemented through the date hereof (together with the Company Indenture and the ESI Indenture, the “Indentures”), that effective as of October 26, 2017, simultaneously with the closing of the Credit Agreement, each of the guarantors under Indentures, other than the Guarantors and the Company, as applicable, was automatically released from all of its respective obligations under the Indentures and its respective guarantees of the outstanding senior notes of the Company, Express Scripts, Inc. and Medco Health Solutions, Inc. issued thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following Exhibits are filed as part of this report on Form 8-K.

Exhibit 10.1	Amendment and Restatement Agreement, dated October 26, 2017, by and among the Company, Express Scripts, Inc., Medco Health Solutions, Inc., the lenders party thereto, Citibank, N.A., as administrative agent, and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

Exhibit 10.2	Form of Dealer Agreement.

EXHIBIT INDEX

Exhibit 10.1	Amendment and Restatement Agreement, dated October 26, 2017, by and among the Company, Express Scripts, Inc., Medco Health Solutions, Inc., the lenders party thereto, Citibank, N.A., as administrative agent, and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

Exhibit 10.2	Form of Dealer Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 31, 2017	EXPRESS SCRIPTS HOLDING COMPANY

	By:	/s/ Martin Akins
Name: Martin Akins
Title: Senior Vice President and General Counsel

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